Exhibit 4.1

FIRST AMENDMENT TO THE U.S. CREDIT AGREEMENT

THIS FIRST AMENDMENT TO THE U.S. AMENDED AND RESTATED CREDIT AGREEMENT, dated effective as of October 19, 2005 (the “Amendment”), among FOREST OIL CORPORATION, a New York corporation (the “U.S. Borrower”), CANADIAN FOREST OIL LTD. and each other subsidiary of Canadian Forest which becomes a “Borrower” (as defined in the Canadian Credit Agreement) under the Canadian Credit Agreement (the “Canadian Borrowers”), each of the lenders that is a signatory to, or which becomes a signatory to, the U.S. Credit Agreement (together with its successors and assigns, the “U.S. Lenders”), each of the lenders that is a signatory to, or which becomes a signatory to, the Canadian Credit Agreement (together with its successors and assigns, the “Canadian Lenders”, and together with the U.S. Lenders, the “Combined Lenders”), BANK OF AMERICA, N.A. and CITIBANK, N.A., as Co-Global Syndication Agents, BNP PARIBAS and HARRIS NESBITT FINANCING, INC., as Co-U.S. Documentation Agents, BANK OF MONTREAL and THE TORONTO-DOMINION BANK, as Co-Canadian Documentation Agents, JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, formerly known as JPMorgan Chase Bank, Toronto Branch, as Canadian Administrative Agent and JPMORGAN CHASE BANK, N.A., formerly known as JPMorgan Chase Bank, as Global Administrative Agent (in such capacity, together with its successors in such capacity, the “Global Administrative Agent”).

W I T N E S S E T H:

1.                                       The U.S. Borrower, Global Administrative Agent, the Co-Global Syndication Agents, the Co-U.S. Documentation Agents, and the U.S. Lenders are parties to that certain Amended and Restated Credit Agreement, dated as of September 28, 2004 (as previously amended and restated, the “U.S. Credit Agreement”), pursuant to which the U.S. Lenders agreed to make loans to and extensions of credit on behalf of the U.S. Borrower.

2.                                       The Canadian Borrowers, Global Administrative Agent, the Canadian Administrative Agent, the Co-Global Syndication Agents, the Co-Canadian Documentation Agents, and the Canadian Lenders are parties to that certain Amended and Restated Credit Agreement, dated as of September 28, 2004 (as previously amended and restated, the “Canadian Credit Agreement”, and together with the U.S. Credit Agreement, the “Combined Credit Agreements”), pursuant to which the Canadian Lenders agreed to make loans to and extensions of credit on behalf of the Canadian Borrowers.

3.                                       The parties to the Combined Credit Agreements intend to amend the Combined Credit Agreements as follows:

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

I.                                         Amendments to U.S. Credit Agreement.

A.                                   Section 7.4(h) of the U.S. Credit Agreement is hereby amended through the addition of a new sentence at the end of Section 7.4(h) to read as follows:

 “Notwithstanding the foregoing, Borrower shall be permitted to transfer all or substantially all of its Oil and Gas Properties located on the Outer Continental Shelf of the Gulf of Mexico and State waters of the States of Louisiana and Texas (collectively, the “Offshore Gulf Properties”) to its Unrestricted Subsidiary, Forest Energy Resources, Inc. (“FERI”), in connection with the spin-off and merger of FERI with a subsidiary of Mariner Energy, Inc.”

B.                                     Section 7.5(f) of the U.S. Credit Agreement is hereby amended through the insertion of the following text in the last line of such Section between the words “U.S.$50,000,000;” and the word “and”:

“; and provided further that, the foregoing restriction shall not apply to the transfer by Borrower of all or substantially all of its Offshore Gulf Properties to its Unrestricted Subsidiary, Forest Energy Resources, Inc. (“FERI”), in connection with the spin-off and merger of FERI with a subsidiary of Mariner Energy, Inc.”

C.                                     Section 7.5(g) of the U.S. Credit Agreement is hereby amended through the addition of the following sentence at the end of such Section:

“The foregoing restriction shall not apply to the transfer by Borrower of all or substantially all of its Offshore Gulf Properties to its Unrestricted Subsidiary, Forest Energy Resources, Inc. (“FERI”), in connection with the spin-off and merger of FERI with a subsidiary of Mariner Energy, Inc.”

D.                                    Section 7.8(b)(3) of the U.S. Credit Agreement is hereby amended to read as follows:

“(3) 50% of the net cash proceeds received by Borrower from any sale of Equity Interests after October 1, 2000; provided, however, that this calculation shall not include any proceeds relating to the sale of Equity Interests in FERI (as defined below). Notwithstanding the foregoing restriction, Borrower shall be permitted to make a one-time dividend to the holders of its Equity Interests in the form of Equity Interests in Borrower’s Unrestricted Subsidiary, Forest Energy Resources, Inc. (“FERI”), in connection with the spin-off and merger of FERI with a subsidiary of Mariner Energy, Inc.”

II.                                     Effectiveness.  This Amendment shall become effective as of October 19, 2005 when the Global Administrative Agent shall have received Counterparts hereof duly executed by the U.S. Borrower, the Global Administrative Agent, the Canadian Administrative Agent, and the Majority Lenders (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, telex, or other written confirmation from such party of execution of a counterpart hereof by such party).

III.                                 Reaffirmation of Representations and Warranties.  To induce the Combined  Lenders, the Global Administrative Agent and the Canadian Administrative Agent to enter into this Amendment, the U.S. Borrower hereby reaffirms, as of the date hereof, the following:

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A.                                   The representations and warranties of each Loan Party (as such term is defined in the U.S. Credit Agreement and the Canadian Credit Agreement, collectively, the “Combined Loan Parties”) set forth in the Combined Loan Documents to which it is a party are true and correct on and as of the date hereof (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date).

B.                                     Each of the U.S. Borrower and its Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

C.                                     The execution, delivery and performance by U.S. Borrower and the Canadian Borrowers of this Amendment are within U.S. Borrower’s and the Canadian Borrowers’ corporate powers, and have been duly authorized by all necessary corporate action.  This Amendment has been duly executed and delivered by U.S. Borrower and the Canadian Borrowers and, when duly executed and delivered by the other parties hereto, will constitute, a legal, valid and binding obligation of U.S. Borrower and the Canadian Borrowers, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

D.                                    The execution, delivery and performance by the U.S. Borrower and the Canadian Borrowers of this Amendment (i) do not require any Governmental Approval or third party approvals, except such as have been obtained or made and are in full force and effect, (ii) will not violate any applicable Governmental Rule or the Organic Documents of U.S. Borrower and the Canadian Borrowers or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon U.S. Borrower or the Canadian Borrowers or either of their assets, or give rise to a right thereunder to require any payment to be made by U.S. Borrower or the Canadian Borrowers, and (iv) will not result in the creation or imposition of any Lien on any asset of U.S. Borrower or the Canadian Borrowers.

E.                                      No Default under the Combined Loan Documents has occurred and is continuing and the U.S. Borrower is in compliance with the financial covenants set forth in Article VI of the U.S. Credit Agreement.

F.                                      No event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

IV.                                Defined Terms.  Except as amended hereby, terms used herein when defined in the U.S. Credit Agreement shall have the same meanings herein unless the context otherwise requires.

V.                                    Reaffirmation of Combined Credit Agreements.  This Amendment shall be deemed to be an amendment to the Combined Credit

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Agreements, and the Combined Credit Agreements, as amended hereby, are hereby ratified, approved and confirmed in each and every respect.  All references to the Combined Credit Agreements herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Combined Credit Agreements as amended hereby.

VI.                                Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

VII.                            Severability of Provisions. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

VIII.                        Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

IX.                                Headings.  Article and section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

X.                                    Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

XI.                                No Oral Agreements.  THIS AMENDMENT, THE COMBINED CREDIT AGREEMENTS, AS AMENDED HEREBY, AND THE OTHER COMBINED LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the U.S. Borrower, the Canadian Borrower, the Combined undersigned Lenders, the Global Administrative Agent, and the other “agents” under the Combined Credit Agreements have executed this Amendment as of the date first above written.

U.S. BORROWER

FOREST OIL CORPORATION

By:	/s/ DAVID H. KEYTE
Name:	David H. Keyte
Title:	Executive Vice President and Chief
Financial Officer

CANADIAN BORROWER

CANADIAN FOREST OIL LTD.

By:	/s/ CAROLINE M. MCCLURG
Name:	Caroline M. McClurg
Title:	Treasurer

AGENTS AND COMBINED LENDERS

JPMORGAN CHASE BANK, N.A., formerly known as JPMorgan Chase Bank, as Global Administrative Agent and as a U.S. Lender

By:	/s/ ROBERT C. MERTENSOTTO
Name:	Robert C. Mertensotto
Title:	Managing Director

BANK OF AMERICA, N.A., as a Co-Global Syndication Agent and as a U.S. Lender

By:	/s/ JOSEPH F. SCOTT
Name:	Joseph F. Scott
Title:	Vice President

CITIBANK, N.A., as a Co-Global Syndication Agent and as a U.S. Lender

By:	/s/ TODD J. MOGIL
Name:	Todd J. Mogil
Title:	Attorney-In-Fact

BNP PARIBAS, as a Co-U.S. Documentation Agent and as a U.S. Lender

By:	/s/ DAVID DODD
Name:	David Dodd
Title:	Director

By:	/s/ BETSY JOCHER
Name:	Betsy Jocher
Title:	Vice President

HARRIS NESBITT FINANCING, INC., as a Co-U.S. Documentation Agent and as a U.S. Lender

By:	/s/ JAMES V. DUCOTE
Name:	James V. Ducote
Title:	Vice President

CREDIT SUISSE, Cayman Islands Branch (formerly known as CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands branch, as a Lender)

By:	/s/ VANESSA GOMEZ
Name:	Vanessa Gomez
Title:	Vice President

By:	/s/ NUPUR KUMAR
Name:	Nupur Kumar
Title:	Associate

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ MATTHEW J. PURCHASE
Name:	Matthew J. Purchase
Title:	Vice President

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ N. BELL
Name:	N. Bell
Title:	Sr. Manager

FORTIS CAPITAL CORP., as a Lender

By:	/s/ DAVID MONTGOMERY
Name:	David Montgomery
Title:	Senior Vice President

By:	/s/ DARRELL HOLLEY
Name:	Darrell Holley
Title:	Managing Director

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender

By:	/s/ MARCUS TARKINGTON
Name:	Marcus Tarkington
Title:	Director

By:	/s/ OMAYRA LAUCELLA
Name:	Omayra Laucella
Title:	Vice President

BANK OF SCOTLAND, as a Lender

By:	/s/ KAREN WEICH
Name:	Karen Weich
Title:	Assistant Vice President

ABN AMRO BANK N.V., as a Lender

By:	/s/ SCOTT DONALDSON
Name:	R. Scott Donaldson
Title:	Vice President

By:	/s/ TODD D. VAUBEL
Name:	Todd D. Vaubel
Title:	Assistant Vice President

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ JOSELIN FERNANDES
Name:	Joselin Fernandes
Title:	Associate Director Banking Products Services, US

By:	/s/ MARIA PINA
Name:	Maria Pina
Title:	Associate Director Banking Products Services, US

TORONTO DOMINION (TEXAS) LLC (as successor in interest to Toronto Dominion (Texas), Inc.), as a Lender

By:	/s/ JIM BRIDWELL
Name:	Jim Bridwell
Title:	Authorized Agent

COMPASS BANK, as a Lender

By:	/s/ PATRICK MCWILLIAMS
Name:	Patrick McWilliams
Title:	Asst. Vice President

HIBERNIA NATIONAL BANK, as a Lender

By:	/s/ CORWIN DUPREE
Name:	Corwin Dupree
Title:	Vice President

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, formerly known as JPMorgan Chase Bank, Toronto Branch, as Canadian Administrative Agent and as a Lender

By:	/s/ D. MCDONALD
Name:	Drew McDonald
Title:	Vice President

BANK OF MONTREAL, as a Co-Canadian Documentation Agent and as a Lender

By:	/s/ JAMES V. DUCOTE
Name:	James V. Ducote
Title:	Vice President

THE TORONTO-DOMINION BANK, as a Co-Canadian Documentation Agent and as a Lender

By:	/s/ D. BRITO
Name:	Debbi Brito
Title:	Manager, Credit Compliance and Administration—Canada

BANK OF AMERICA, N.A., CANADA BRANCH, as a Lender

By:	/s/ MEDINA SALES DE ANDRADE
Name:	Medina Sales de Andrade
Title:	Assistant Vice President

CITIBANK, N.A., CANADIAN BRANCH, as a Lender

By:	/s/ J. HASTINGS
Name:	John R. Hastings
Title:	Managing Director